EXHIBIT 23.2

                       Consent of Independent Accountants


Peoples Federal Savings and Loan
  Association of Massillon
211 Lincoln Way, East
Massillon, Ohio  44646


         We consent to the incorporation by reference into the Registration Statement of Peoples Financial Corporation on Form S-8 of our report dated December 5, 1996, on the consolidated statements of income, changes in shareholders' equity and cash flows for the year ended September 30, 1995 for Peoples Federal Savings and Loan Association of Massillon included in the Form 10-KSB of Peoples Financial Corporation for the fiscal year ended September 30, 1997.



HALL, KISTLER & COMPANY LLP


Canton, Ohio
December 17, 1997